Exhibit 5.1

19 March 2014

PRIVATE AND CONFIDENTIAL

To:	Globoforce Group plc
21 Beckett Way
Parkwest Business Park
Dublin 12

Re:	Globoforce Group plc, (the “Company”) a public limited company incorporated in Ireland under registered number 533586

Dear Sirs,

1.	Basis of Opinion

1.1	We have acted as Irish counsel for the Company in connection with the initial public offering by the Company of certain Ordinary Shares in its capital (the “Primary Shares”), with a nominal value of US$0.01 per share, of the Company, and (ii) the sale of certain shareholders of the Company of further Ordinary Shares in its capital with a nominal value of US$0.01 per share (the “Selling Shareholder Shares” and collectively with the Primary Shares, the “Shares”) (the “Transaction”).

1.2	The Company’s Registration Statement on Form S-1 (File No. 333 192234) filed by the Company with the Securities and Exchange Commission (the “Commission”) on 9 November 2013 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion as the “Registration Statement,” and the preliminary prospectus included in it, as filed pursuant to Rule 424(b) under the Securities Act on 17 March 2014, is referred to in this opinion letter as the “Prospectus”.

1.3	This opinion is solely for the benefit of the addressee of this opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent, provided that it may be disclosed to regulatory authorities to whom disclosure may be required, and to the extent such disclosure may be required, by applicable laws or regulations.

1.4	This opinion is given on the basis that any limitation on the liability of any other adviser to the person to whom this opinion is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

1.5	This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland and, in relation to the opinion as to taxation set out in paragraph 2.3, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to, the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as it affects any jurisdiction (other than Ireland insofar as opined on herein). We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the documents listed in Schedule 2 (the “Transaction Documents”) or the transactions contemplated thereby.

1.6	This opinion is also strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter; and

(b)	the documents we have examined in connection with this opinion (as listed in Schedule 3) and the searches listed at 1.12 below.

We have not reviewed any documents referred to in the Transaction Documents (other than the Transaction Documents) for the purposes of this opinion and we express no opinion on them. We express no opinion, and make no representation or warranty, as to any matter of fact in respect of any documents which may exist in relation to the Transaction.

1.7	This opinion is provided on the basis that each party is entitled to rely on the Transaction Documents, is satisfied that the commercial terms agreed by it have been reflected accurately, completely and without ambiguity in the Transaction Documents and that no agreements or arrangements contain other terms which are inconsistent with the commercial terms agreed by that party.

1.8	In giving this opinion, we have relied upon the Corporate Certificate (as defined in Schedule 3) and the Searches (see paragraph 1.12 below) and we give this opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.9	For the purpose of giving this opinion, we have examined originals or copies, facsimile copies, copies certified to our satisfaction or copies sent to us by email in pdf or other electronic format, as listed at Schedule 3 to this opinion.

1.10	All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. References in this opinion to:

the “1963 Act” means the Companies Act 1963 as amended and references to the “1990 Act” means the Companies Acts 1990 as amended;

the “Companies Acts” means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009, the Companies (Miscellaneous Provisions) Act 2009 and the Companies (Amendment) Act 2012, all enactments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force; and

the “Irish Subsidiary” means Globoforce Limited a private limited company incorporated under the laws of Ireland under registered number 264562 having its registered office at 21 Beckett Way, Parkwest Business Park, Dublin 12.

1.11	No verification or enquiry has been made into any reference to non-Irish laws or legislation in the Transaction Documents or the meaning or effect thereof and phrases used in the Transaction Documents have been construed by us as having the meaning and effect they would have if the Transaction Documents were governed by Irish law.

1.12	For the purpose of giving this opinion, we have caused to be made the following legal searches against the Company and the Irish Subsidiary on 19 March 2014 (together the “Searches”):

(a)	on the file of the Company and the Irish Subsidiary maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.13	This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

1.14	This opinion speaks only as of its date. We assume no obligation to update this opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practices of the Irish Revenue Commissioners which may occur after the date of this opinion.

1.15	As regards Massachusetts law, the laws of the State of New York and the federal law of the United States, legal opinions are being provided by Goodwin Procter LLP and we are also providing a legal opinion in relation to the Irish Selling Shareholders as regards certain, specific Irish legal issues.

1.16	No opinion is expressed as to the taxation consequences of the Transaction, the Transaction Documents or the transactions contemplated thereby, save as set out in paragraph 2.3. The opinion given in that paragraph is confined to and given in all respects on the basis of the laws of Ireland relating to tax in force as at the date hereof as currently applied by the courts of Ireland and on the basis of our understanding of the current practice of the Irish Revenue Commissioners.

1.17	No assumption or qualification in this opinion limits any other assumption or qualification herein. Headings to paragraphs or subparagraphs of this opinion are for convenience only and do not affect the construction or interpretation hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this opinion, we are of the opinion that:

2.1	the issue of Primary Shares, as contemplated by the Registration Statement and the Prospectus, has been duly authorised by all necessary corporate action of the Company and on the allotment and issuance of the Primary Shares (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Primary Shares have been issued credited as fully paid), subscription and payment therefor by the relevant purchasers in accordance with the memorandum and articles of association of the Company and in the manner contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement the Primary Shares will be validly issued, fully paid and are non-assessable (which term, when used herein, means that no further sums are required to be paid in connection with the issue of the Shares by the holders thereof);

2.2	the Selling Shareholder Shares, as contemplated by the Registration Statement and the Prospectus, have been duly authorised by all necessary corporate action of the Company, have been validly issued, fully paid and are non-assessable (which term, when used herein, means that no further sums are required to be paid in connection with the issue of the Shares by the holders thereof); and

2.3	The statements in the Prospectus entitled “Taxation – Taxation in Ireland” are correct as to legal matters in all material respects, in so far as it summarises the laws of Ireland relating to Irish tax.

3.	Disclosure

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement to be filed with the Commission and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

4.	No Refresher

This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

Yours faithfully

/s/ ARTHUR COX
ARTHUR COX

Schedule 1

Assumptions

For the purpose of giving this opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

1.	The truth, completeness, accuracy and authenticity of any letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, the genuineness of all signatories, stamps and seals thereon, and (in the case of copies) that each copy conforms to the originals which themselves are authentic and genuine and that each original was appropriately authorised and executed in the manner appearing on any copy.

2.	That, where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this opinion, the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.	That the final version of each of the Transaction Documents have been, or will be, presented to each of the parties thereto for signature, that they have been, or will be, executed in a form and content having no material difference to the final version of each draft Transaction Document provided to us; that they have been, or will be, delivered by the parties thereto; that they are not, and will not be, subject to any escrow or other similar arrangements and that the terms thereof are being, and continue to be, observed and performed by the parties thereto.

4.	That the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto.

5.	That the copies produced to us of minutes of meetings, extracts of minutes of meetings, resolutions and/or written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and acted in accordance with any of their duties, breach of which could give rise to the Transaction being avoided, that all resolutions set out in such copies were duly passed and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

6.	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

7.	That any signatures on the Transaction Documents and any other documents of any kind provided for the purposes of this opinion are the signatures of the persons who they purport to be.

Accuracy of searches and warranties

8.	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this opinion and has not since the time of such search or enquiry been altered. In this connection, it should be noted that the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for and it should be noted that searches at the Registrar of Companies in Dublin do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company.

9.	That there has been no alteration in the status or condition of the Company as disclosed by the Searches.

10.	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Transaction Documents and any other documents provided for the purpose of this opinion at the time they were made and at all times thereafter.

11.	That no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue and sale of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement, other than where the foregoing is required by Irish law;

Commercial Benefit

12.	That the Transaction Documents are entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

Registration Statement and the Shares

13.	That when filed with the Commission, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement and amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act.

14.	That a complete prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby.

15.	That any Shares offered under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue.

16.	That all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement and the appropriate prospectus supplement.

17.	That a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto.

18.	That the filing of the Registration Statement with the Commission has been authorised by all necessary actions under all applicable laws other than Irish law.

19.	That, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the articles of association of the Companies Acts, is in full force and effect.

20.	That the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the articles of association of the Company and the Companies Acts and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired.

21.	That the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the articles of association of the Company, the Companies Acts and the terms of issue of such securities.

22.	That, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares.

23.	That any issue of Shares will be in compliance with the Companies Acts, the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

24.	That, as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject.

25.	That from the date of the shareholders’ and board resolutions set out in the schedule to this opinion, no other corporate or other action has been taken by the Company to amend, alter or repeal those resolutions.

26.	That the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and that no offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland.

27.	That any power of attorney granted by the Company in respect of the allotment and issue of the Shares shall have been duly granted, approved and executed in accordance with the Company’s Articles of Association, the Companies Acts, the Powers of Attorney Act of 1996 of Ireland and all other applicable laws, rules and regulations.

Taxes

28.	That the shares in the Company will be dealt in / on the NASDAQ Global Market at all material times.

29.	That any transferee or purchaser of the Shares acquires such shares through the facilities of The Depositary Trust Company.

SCHEDULE 2

Transaction Documents

1.	The Underwriting Agreement

2.	The Prospectus

3.	The Registration Statement

SCHEDULE 3

Documents Examined

Searches

1.	The results of the Searches comprising legal searches against the Company and the Irish Subsidiary on 19 March 2014:

(a)	on the file of the Company and the Irish Subsidiary maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

The Transaction Documents

2.	The Transaction Documents in final form.

The Company

3.	A copy of the certificate of incorporation of the Company dated 3 October 2013.

4.	A copy of the certificate of a public company entitled to do business of the Company dated 4 October 2013.

5.	A copy of the memorandum and articles of association of the Company in the form to be adopted by resolution of the shareholders of the Company on or about 26 March 2014.

6.	A corporate certificate (the “Corporate Certificate”) of the Secretary of the Company dated 19 March 2014.

7.	A copy of the minutes of a board meeting of the Company held on 24 February 2014.

8.	A copy of the draft resolutions of a committee of the Board of Directors of the Company to be passed (in substantially the form set out therein) on or about 20 March 2014.

9.	A copy of the draft written shareholder resolutions of the Company to be passed on or about 20 March 2014.

10.	Letter of Status from the Irish Companies Registration Office dated 19 March 2014.

Irish Subsidiary

11.	A copy of the certificate of incorporation of the Irish Subsidiary dated 11 April 1997 and copies of certificates of incorporation on change of name dated 12 July 1997, 20 October 1999 and 23 October 2002.

12.	A copy of the memorandum and articles of association of the Irish Subsidiary in the form adopted by resolution of the shareholders of the Irish Subsidiary dated 22 July 2011.

13.	A corporate certificate (the “Corporate Certificate”) of the Secretary of the Irish Subsidiary.

14.	Letter of Status from the Irish Companies Registration Office dated 19 March 2014.

2004 Shareholders’ Agreement

15.	A copy of the Subscription and Shareholders’ Agreement dated 18 August 2004 between the Irish Subsidiary and certain shareholders including entities affiliated with Atlas Venture Partners and Benchmark Capital, Eric Mosley, Patricia Burke and Edward Wallace.